Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1901 (212) 818-8800
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(212) 818-8881

June 18, 2012

Ascend Acquisition Corp.

360 Ritch Street, Floor 3

San Francisco, California 94107

Re:	Registration Statement

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) and prospectus contained therein (the “Prospectus”), originally filed with the Securities and Exchange Commission on March 14, 2012 by Ascend Acquisition Corp. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended, with respect to up to 12,137,989 shares of common stock, par value $.0001 per share (“Shares”), to be offered for resale by certain holders thereof (“Selling Shareholders”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, it is our opinion that the Shares held by the Selling Shareholders have been duly authorized and legally issued, and are fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

 Very truly yours,

 /s/ Graubard Miller